                               (Face of Security)

     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE GOLDMAN SACHS GROUP, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                    (Face of Security continued on next page)

CUSIP NO. 38141GAV6

                          THE GOLDMAN SACHS GROUP, INC.

                           MEDIUM-TERM NOTES, SERIES B



                  1% Exchangeable Basket-Linked Note due 2007
                      (Linked to a Basket of Three Stocks)



     The following terms apply to this Security. Capitalized terms that are not defined the first time they are used in this Security shall have the meanings indicated elsewhere in this Security.


FACE AMOUNT:  $66,500,000

PRINCIPAL AMOUNT: on the Stated Maturity Date, the Company will pay the Holder cash equal to 100% of the Outstanding Face Amount, unless (i) the Holder exercises the Exchange Right, (ii) the Company exercises the Call Right or
     (iii) an Automatic Exchange occurs, all as provided on the face of this Security.

EXCHANGE RIGHT: the Holder may elect to exchange this Security, in whole or in part at any time, for the Exchange Value on the Exchange Notice Date times the Face Amount exchanged and divided by $1,000 as provided in section 4 and elsewhere on the face of this Security.

EXCHANGE VALUE: a cash amount equal to the product of (i) the Exchange Rate times (ii) the Closing Basket Level on the Exchange Notice Date as specified in section 4 on the face of this Security.

EXCHANGE RATE:  8.6655.

CALL RIGHT: the Company may redeem this Security as provided in section 5 on the face of this Security.

AUTOMATIC EXCHANGE: an Automatic Exchange of this Security may occur on the Stated Maturity Date or on any Call Date, as provided in section 6 on the face of this Security.

BASKET: the common stocks of AMR Corporation, Countrywide Credit Industries Inc.
     and Waste Management, Inc., with each stock having a relative weighting on the trade date of 33.3333%.

CALCULATION AGENT:  Goldman, Sachs & Co.

                    (Face of Security continued on next page)

DEFEASANCE: neither full defeasance nor covenant defeasance applies to this Security.




OTHER TERMS:

     All terms used in this Security that are not defined in this Security but are defined in the Indenture referred to on the reverse of this Security shall have the meanings assigned to them in the Indenture. References in this Security to numbered sections are to numbered sections on the face of this Security, unless the context requires otherwise. Section headings on the face of this Security are for convenience only and shall not affect the construction of this Security.

     "Authorized Denomination" means, with respect to this Security, a Face Amount of $1,000 or a multiple of $1,000.

     "Automatic Exchange" means an exchange of the Outstanding Face Amount of this Security for cash, as provided in section 6.

     "Basket Stock" means the common stock of AMR Corporation, Countrywide Credit Industries Inc. or Waste Management, Inc. "Basket Stocks" means all of such common stocks.

     "Basket Stock Issuer" means AMR Corporation, Countrywide Credit Industries, Inc. or Waste Management, Inc.

     "Business Day" means any day that is not a Saturday or a Sunday and is also a day on which the principal securities market for the Basket Stocks is open for trading.

     "Call Date" means the day specified by the Company in a Call Notice for redemption of the Outstanding Face Amount of this Security, unless the Call Date is postponed to a later date as provided in section 6(c), in which case the Call Date shall be such later date; provided, however, that a Call Date shall in all cases be after December 12, 2007. As applied to this Security, the term "Redemption


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                                      -3-

Date" as used in the Indenture shall mean the Call Date, if any.

     "Call Notice" means a notice of redemption given by the Company to the Holder of this Security as provided in section 5.

     "Call Notice Date" means any Business Day on which the Company gives a Call Notice.

     "Closing Basket Level" means on any Business Day the sum of the products of each Basket Stock's Closing Price on that day multiplied by that Basket Stock's Reference Amount on that day.

     "Closing Price" means, with respect to any security on any day, the closing sale price or last reported sale price, regular way, for the security on a per-share or other unit basis (i) on the principal national securities exchange on which such security is listed for trading on such day, (ii) in the event such security is not listed on any national securities exchange, on the Nasdaq National Market System on such day or (iii) in the event such security is not quoted on the Nasdaq National Market System on such day, on such other U.S. national market system that is the primary market for the trading of such security; provided, however, that, in the event such security is not listed or quoted as described in clause (i), (ii) or (iii) above, the Closing Price with respect to such security will be the average, as determined by the Calculation Agent, of the bid prices for such security obtained from as many dealers in such security selected by the Calculation Agent (which may include the Calculation Agent or any Affiliate of the Calculation Agent or of the Company) as will make such bid prices available to the Calculation Agent. The number of such dealers need not exceed three.

     "Default Amount" means, on any day, an amount, in U.S. dollars, equal to the cost of having a Qualified Financial Institution expressly assume, as of such day, the due and punctual payment of the principal of and any interest on this Security, and the performance or observance of every covenant hereof and of the Indenture on the part of the Company to be performed or observed with respect to this Security (or to undertake other obligations providing substantially equivalent economic value to the Holder of


                    (Face of Security continued on next page) this Security as the Company's obligations hereunder). Such cost will equal (i) the lowest amount that a Qualified Financial Institution (selected as provided below) would charge to effect such assumption (or undertaking) plus (ii) the reasonable expenses (including reasonable attorneys' fees) incurred by the Holder of this Security in preparing any documentation necessary for such assumption (or undertaking). During the Default Quotation Period, each of the Holder of this Security and the Company may request a Qualified Financial Institution to provide a quotation of the amount it would charge to effect such assumption (or undertaking) and notify the other in writing of such quotation. The amount referred to in clause (i) of this paragraph will equal the lowest (or, if there is only one, the only) quotation so obtained, and as to which notice is so given, during the Default Quotation Period; provided, however, that, with respect to any quotation, the party not obtaining such quotation may object, on reasonable and significant grounds, to the effectuation of such assumption (or undertaking) by the Qualified Financial Institution providing such quotation and notify the other party in writing of such grounds within two Business Days after the last day of the Default Quotation Period, in which case such quotation will be disregarded in determining the Default Amount. The "Default Quotation Period" will be the period beginning on the day the Default Amount first becomes due and payable and ending on the third Business Day after such due day, unless no such quotation is so obtained, or unless every such quotation so obtained is objected to within five Business Days after such due day as provided above, in which case the Default Quotation Period will continue until the third Business Day after the first Business Day on which prompt notice is given of such a quotation as provided above, unless such quotation is objected to as provided above within five Business Days after such first Business Day, in which case the Default Quotation Period will continue as provided in this sentence. Notwithstanding the foregoing, if the Default Quotation Period (and the subsequent two Business Day objection period) has not ended prior to the Determination Date, then the Default Amount will equal the Principal Amount.

     "Determination Date" means the fifth Business Day prior to December 12, 2007; provided, however, that if a Market Disruption Event occurs or is continuing on that fifth prior Business Day, the Determination Date will be the


                    (Face of Security continued on next page) next succeeding Business Day on which a Market Disruption Event does not occur and is not continuing; provided, further, that in no event will the Determination Date be later than December 12, 2007 or, if December 12, 2007 is not a Business Day, later than the first Business Day after December 12, 2007.

     "Distribution Property" means securities, cash and/or other property distributed in any Reorganization Event in respect of a Basket Stock and, in the case of a Spin-Off Event, includes such Basket Stock.

     "Exchange Date" means, with respect to any exchange of this Security pursuant to section 4, the fifth Business Day after the Exchange Notice Date for such exchange. Notwithstanding the foregoing, the Exchange Date may be postponed as provided in section 4, in which case the Exchange Date shall be the date to which it is so postponed.

     "Exchange Notice Date" means, with respect to any exchange of this Security pursuant to section 4, the first Business Day on which all Exercise Requirements have been satisfied with respect to such exchange by 11:00 A.M., New York City time, on such day, provided that such first Business Day must occur no later than the earlier of (i) the Business Day prior to the Determination Date and
(ii) any Call Notice Date. If the Exercise Requirements have been satisfied with respect to an exchange on a Business Day but after 11:00 A.M., New York City time, the next Business Day will be the Exchange Notice Date for such exchange, subject to the proviso in the prior sentence. Notwithstanding the foregoing, the Exchange Notice Date may be postponed as provided in section 4, in which case the Exchange Notice Date shall be the date to which it is so postponed.

     "Ex-Dividend Date" for any dividend or other distribution with respect to a Basket Stock shall mean the first day on which the Basket Stock trades without the right to receive such dividend or other distribution.

     "Exercise Requirements" means, with respect to any exchange of this Security pursuant to section 4, all the following requirements that apply to such exchange:

          (i) Both the Trustee and the Calculation Agent must receive a properly completed and signed Notice of

                    (Face of Security continued on next page)

     Exchange specifying the Outstanding Face Amount of this Security to be exchanged. In each case, such notice must be delivered by facsimile to the applicable number and location specified in the Notice of Exchange (or to such other number and location, or in such other manner, as the Trustee or Calculation Agent, as applicable, may specify to the Holder).

          (ii) If this Security is not a Global Security, the Trustee must receive the certificate representing this Security. In each case, such delivery must be made by mail, by hand or by reputable commercial courier, to the office of the Trustee, and to the attention of its representative, specified in the Notice of Exchange (or to such other location, or in such other manner, as the Trustee may specify to the Holder).

          (iii) If this Security is not a Global Security and the Exchange Date occurs after a Regular Record Date and before the related Interest Payment Date, the Trustee must receive cash in an amount equal to the interest payable on the portion of this Security to be exchanged, as provided in clause (iv) of section 4. In each case, such delivery must be made by check, as provided in clause (ii) above, or by wire transfer to an account specified by the Trustee (or in such other manner as the Trustee may specify).

          (iv) If this Security is a Global Security, the beneficial interest in the portion of the Security to be exchanged must be transferred on the books of the Depositary to the account of the Trustee at the Depositary and the Trustee must receive and accept the transfer, all in accordance with the applicable procedures of the Depositary. If the Trustee receives and accepts the transfer by 3:00 P.M., New York City time, on any Business Day, the requirement in this clause (iv) will be deemed satisfied as of 11:00 A.M. on the same Business Day.

The Calculation Agent will, in its sole discretion, resolve any questions that may arise as to the validity of a Notice of Exchange or as to whether and when the Exercise Requirements have been satisfied in respect of any exchange.

                    (Face of Security continued on next page)

     "Market Disruption Event" means, with respect to the Basket, (i) a suspension, absence or material limitation of trading in any of the Basket Stocks on their primary market for more than two hours of trading or during the one-half hour period preceding the close of trading in such market, (ii) a suspension, absence or material limitation of trading in option contracts, if available, related to any of the Basket Stocks in the primary market for such contracts for more than two hours of trading or during the one-half hour period preceding the close of trading in such market or (iii) any of the Basket Stocks do not trade on what was the primary market for those Basket Stocks, in each case (i), (ii) and (iii) as determined by the Calculation Agent; provided, however, that no such event described in clause (i), (ii) or (iii) will be a Market Disruption Event unless the Calculation Agent also determines that such event materially interferes with the ability of the Company or any of its Affiliates to unwind all or a material portion of any hedge that any of them effects with respect to this Security. For purposes of determining whether a Market Disruption Event has occurred, (a) a limitation on the hours or numbers of days of trading in the relevant market will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of such market, (b) a decision to permanently discontinue trading in the relevant option contracts will not constitute a Market Disruption Event, (c) a suspension or limitation of trading in a Basket Stock or in option contracts related to a Basket Stock, if available, in the primary market for such stock or such contracts, by reason of (1) a price change exceeding limits set by such market, (2) an imbalance of orders relating to such stock or such contracts or
(3) a disparity in bid and ask quotes relating to such stock or such contracts, will, in each case (1), (2) and (3), constitute a suspension or material limitation of trading in such stock or such option contracts related to the Basket Stock and (d) an "absence of trading" in the primary market on which a Basket Stock, or on which option contracts related to a Basket Stock, are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

     "Notice of Exchange" means a properly completed and signed notice substantially in the form attached to the Company's prospectus supplement dated December 5, 2000 relating to this Security (or such other form as is


                    (Face of Security continued on next page) acceptable to the Trustee and the Calculation Agent). Once given, a Notice of Exchange may not be revoked.

     "Original Issue Date" means December 12, 2000.

     "Qualified Financial Institution" means, at any time, a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan that at such time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated A-1 or higher by Standard & Poor's Ratings Group (or any successor) or P-1 or higher by Moody's Investors Service, Inc. (or any successor) or, in either case, such other comparable rating, if any, then used by such rating agency.

     "Redemption Price" means the amount payable in respect of this Security on a Call Date pursuant to section 5. The Redemption Price payable on any Call Date does not include any accrued interest payable in respect of this Security.

     "Reference Basket Level" means 100.

     "Reference Amount" for each Basket Stock means, initially, the number of shares of the Basket Stock included in the Basket so that the value of the Basket Stock equaled 33.3333% of the total value of the Basket on the Trade Date. The initial Reference Amount for each Basket Stock is as follows: AMR Corporation -- 0.911429, Countrywide Credit Industries Inc. -- 0.872639 and Waste Management, Inc. -- 1.287275. Each Reference Amount shall be adjusted, as to the amount(s) and/or type(s) of property comprising the same, by the Calculation Agent as provided in sections 7 through 14.

     "Stated Maturity Date" means December 12, 2007 or, if such day is not a Business Day, the next succeeding Business Day; provided, however, that if the fifth Business Day preceding December 12, 2007 is not the Determination Date, the Stated Maturity Date will be the fifth Business Day succeeding the Determination Date; provided, further, that in no event will the Stated Maturity Date be later than the fifth Business Day after December 12, 2007 or, if December 12, 2007 is not a Business Day, later than the sixth Business Day after December 12, 2007.


                    (Face of Security continued on next page)

     "Trade Date" means December 5, 2000.

                             -----------------------

     1. Promise to Pay Principal and Interest.

     The Goldman Sachs Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, as principal, 100% of the Outstanding Face Amount on the Stated Maturity Date, subject to the other provisions of this Security, and to pay interest on the Outstanding Face Amount, from the Original Issue Date or from the most recent date to which interest has been paid or duly provided for, on June 12 and December 12 (each an "Interest Payment Date") in each year, commencing on June 12, 2001, and at the Maturity of the principal at the rate of 1% per annum, until the principal of this Security is paid or made available for payment. Any such instalment of interest that is overdue at any time shall also bear interest, at the effective Federal Funds rate (to the extent that payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Notwithstanding the foregoing, (i) if the Stated Maturity Date does not occur on December 12, 2007, then the Interest Payment Date that would otherwise occur on December 12, 2007 shall instead occur on the Stated Maturity Date, (ii) interest on any overdue amount shall be payable on demand and (iii) the accrual and payment of interest on any portion of the Face Amount exchanged by the Holder pursuant to section 4 or subject to an Automatic Exchange pursuant to section 6 shall be subject to the applicable provisions of those sections.

     2. Payment of Interest.

     The interest so payable, and punctually paid or made available for payment, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Interest Payment Date. If this

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                                      -10-

Security is a Global Security, the Regular Record Date for an Interest Payment Date shall be the first Business Day before such Interest Payment Date. If this Security is not a Global Security, the Regular Record date for an Interest Payment Date shall be the fifteenth calendar day (whether or not a Business Day) next preceding such Interest Payment Date. Any interest so payable, but not punctually paid or made available for payment, on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date and such Defaulted Interest may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     3. Principal Amount.

     The principal of this Security that becomes due and payable on the Stated Maturity Date shall be 100% of the Outstanding Face Amount unless an Automatic Exchange is to occur on such date, in which case such principal shall be the cash that the Company is obligated to pay in such Automatic Exchange. The principal of this Security that becomes due and payable on a Call Date shall be the Redemption Price unless an Automatic Exchange is to occur on such date, in which case such principal shall be the cash that the Company is obligated to pay in such Automatic Exchange. The principal of this Security that becomes due and payable on any Exchange Date shall be the cash that the Company is obligated to deliver (or cause to be delivered) in exchange for this Security (or any portion hereof being exchanged) on such date. The principal of this Security that becomes due and payable upon acceleration of the Maturity hereof after an Event of Default has occurred pursuant to the Indenture shall be the Default Amount. When the cash that the Company is obligated to pay as set forth above in this section 3 has been paid as provided herein (or such payment has been made available), the principal of this Security (or the portion hereof being exchanged, as the case

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                                      -11-
may be) shall be deemed to have been paid in full, whether or not this Security shall have been surrendered for payment or cancellation. References to the payment of the principal of this Security on any day shall be deemed to mean the payment of the cash that the Company is obligated to pay on such day as provided in this Security. Notwithstanding the foregoing, solely for the purpose of determining whether any consent, waiver, notice or other action to be given or taken by Holders of Securities pursuant to the Indenture has been given or taken by Holders of Outstanding Securities in the requisite aggregate principal amount, the principal amount of this Security will be deemed to equal the Outstanding Face Amount. This Security shall cease to be Outstanding as provided in the definition of such term in the Indenture or when the principal of this Security shall be deemed to have been paid in full as provided above and all interest payable on this Security has been paid (or such payment of interest has been made available).

     4. Holder's Exchange Right.

     The Holder may elect to exchange the Outstanding Face Amount of this Security, in whole or in part at any time and from time to time, for cash in an amount equal to the Exchange Value on the Exchange Notice Date times the Face Amount so exchanged and divided by $1,000, provided that the Exercise Requirements with respect to such exchange have been satisfied no later than 11:00 A.M., New York City time, on the earlier of (i) the Business Day before the Determination Date and (ii) any Call Notice Date. The Company shall make (or cause its agent to make) the payment due in any such exchange on the applicable Exchange Date and in the manner provided in section 8 below. No election to exchange this Security pursuant to this section 4 shall be effective unless the Exercise Requirements are satisfied with respect to such exchange at or prior to the date and time specified above. The right of the Holder to exchange the Security pursuant to this section 4 is herein called the "Exchange Right".

     If a Market Disruption Event occurs or is continuing on a day that would otherwise be an Exchange Notice Date, then such Exchange Notice Date will be postponed to the first succeeding Business Day on which a Market Disruption Event does not occur and is not continuing. In no event, however, will any Exchange Notice Date be postponed


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                                      -12-
by more than five Business Days. If an Exchange Notice Date is postponed, the related Exchange Date will also be postponed, to the fifth Business Day after the day to which such Exchange Notice Date is postponed. If an Exchange Notice Date is postponed to the last possible day, and a Market Disruption Event occurs or is continuing on that day, that day will nevertheless be such Exchange Notice Date.

     If the Closing Basket Level that must be used to determine the Exchange Value is not available on the Exchange Notice Date, either because of a Market Disruption Event or for any other reason, the Calculation Agent will nevertheless determine that Closing Basket Level based on its assessment, made in its sole discretion, of the market value of the Basket on such Exchange Notice Date.

     Partial exchanges of this Security will be permitted only if the portion of the Face Amount exchanged is a multiple of $1,000 and only if the unexchanged portion is an Authorized Denomination. References herein to any portion of this Security being exchanged shall mean the entire amount of this Security if the entire amount is being exchanged.

     If the Holder exercises the Exchange Right, the applicable provisions of this paragraph will apply to the exchanged portion of this Security.

          (i) If the applicable Exchange Date occurs on an Interest Payment Date, interest will accrue on the exchanged portion to, but excluding, such Interest Payment Date. The interest that accrues on such exchanged portion to such Interest Payment Date, excluding any part of such interest that becomes payable prior to such Interest Payment Date, shall be payable on such Interest Payment Date as provided in section 2 above.

          (ii) If the applicable Exchange Date occurs after an Interest Payment Date but on or before the next Regular Record Date, interest will accrue on the exchanged portion only to, and excluding, such prior Interest Payment Date and no interest will accrue or be payable for the later period that precedes such Exchange Date.


                    (Face of Security continued on next page)

          (iii) If the applicable Exchange Date occurs on or before the first Regular Record Date, interest will not accrue or be payable on such exchanged portion.

          (iv) If this Security is not a Global Security and the applicable Exchange Date occurs after a Regular Record Date but before the related Interest Payment Date, interest will accrue on the exchanged portion of this Security to, but excluding, such Interest Payment Date. The interest that accrues on such exchanged portion to such Interest Payment Date, excluding any part of such interest that becomes payable prior to such Interest Payment Date, will be payable on such Interest Payment Date as provided in section 2 above; provided, however, that the Holder exercising the Exchange Right with respect to such portion will be required to pay to the Trustee (for the benefit of the Company), no later than 11:00 A.M., New York City time, on the Exchange Notice Date, cash in an amount equal to the interest that becomes payable on the exchanged portion of this Security on such Interest Payment Date.

Notwithstanding the foregoing, if the Company defaults on its obligation to make (or cause to be made) the payment due in respect of any portion of this Security on an Exchange Date pursuant to this section 4, interest shall accrue on such portion from the Exchange Date to the day such payment is made or made available and shall be payable on demand of the Holder.

     5. Company's Call Right.

     This Security is subject to redemption upon not less than 5 Business Days' nor more than 15 Business Days' prior notice, at any time after December 12, 2002, in whole but not in part, at the election of the Company for cash at a Redemption Price equal to 100% of the Outstanding Face Amount on the Call Date, plus accrued interest to the Call Date. Interest instalments whose Stated Maturity is on or prior to a Call Date will be payable as provided in section 2.

     The Company shall not give a Call Notice that results in a Call Date later than the Stated Maturity Date. A Call Notice, once given, shall be irrevocable.



                    (Face of Security continued on next page)

     If the Company gives a Call Notice, this Security will be subject to the provisions of section 6(b). If an Automatic Exchange is to occur pursuant to section 6(b), then, notwithstanding the foregoing, this Security shall not be subject to redemption pursuant to this section 5. If an Automatic Exchange is not to occur pursuant to section 6(b), then this Security shall be redeemed on the Call Date as provided in this section 5 and in the Indenture (as modified by this section 5).

     6. Automatic Exchange.


     (a) On the Stated Maturity Date. If the Holder does not exercise the Exchange Right for the entire Outstanding Face Amount of this Security by 11:00 A.M., New York City time, on the Business Day before the Determination Date and the Company does not give a Call Notice, the provisions of this section 6(a) will apply. On the Determination Date, the Calculation Agent (i) will determine the Closing Basket Level on the Determination Date, (ii) will multiply such Closing Basket Level by both the Exchange Rate and the Outstanding Face Amount on such date and (iii) will divide the resulting product by $1,000, subject to section 6(c) below. The resulting amount determined pursuant to the prior sentence and section 6(c), as applicable, is herein called the "Section 6(a) Amount".

     If the Section 6(a) Amount exceeds the sum of (i) the Outstanding Face Amount on the Determination Date plus (ii) the amount of the regular interest instalment that would become due on such Outstanding Face Amount on the Stated Maturity Date if such Outstanding Face Amount were not exchanged or redeemed, then, without any action being taken by the Holder, this Security will automatically be exchanged as follows. On the Stated Maturity Date, the Company will pay to the Holder the Section 6(a) Amount. In determining the amounts specified in this paragraph and the prior paragraph, the Outstanding Face Amount on the Determination Date shall be deemed to exclude any portion thereof to be exchanged pursuant to section 4 on an Exchange Date that occurs on or after the Determination Date. In addition, if the Outstanding Face Amount on the Stated Maturity Date (excluding any such portions to be otherwise exchanged) is lower than the Face Amount deemed to be Outstanding on the Determination Date, then the amount of cash to be paid


                    (Face of Security continued on next page) on the Stated Maturity Date pursuant to this section 6(a) will be proportionately reduced.

     If the Section 6(a) Amount does not exceed the sum specified in the prior paragraph, then this Security shall not be subject to an Automatic Exchange pursuant to this section 6(a) and the Company will pay the Holder the Outstanding Face Amount on the Stated Maturity Date as provided in section 1.

     If any portion of this Security is subject to an Automatic Exchange pursuant to this section 6(a), no interest will accrue or be payable on such portion in respect of the period from the Interest Payment Date prior to the Stated Maturity Date to the Stated Maturity Date. If the Company defaults on its obligation to make the delivery or payment due in respect of any portion of the Security in such an Automatic Exchange, interest shall accrue on such portion from the Stated Maturity Date to the day such delivery or payment is made or made available and shall be payable on demand of the Holder.

     (b) On a Call Date. If the Company gives a Call Notice, the provisions of this section 6(b) will apply. On the Call Notice Date (or if the Call Notice Date is not the Pricing Date, on the Section 6(b) Calculation Day as defined in section 6(c)), the Calculation Agent (i) will determine the Closing Basket Level on such date, (ii) will multiply such Closing Basket Level by both the Exchange Rate and the Outstanding Face Amount on such date and (iii) will divide the resulting product by $1,000, subject to section 6(c) below. The resulting amount determined pursuant to the prior sentence and section 6(c), as applicable, is herein called the "Section 6(b) Amount".

     If the Section 6(b) Amount exceeds the sum of (i) the Redemption Price that would be payable on the Call Date in respect of the Outstanding Face Amount on the Section 6(b) Calculation Day plus (ii) the amount of interest that will have accrued on such Outstanding Face Amount from and after the last Interest Payment Date before the Call Date to the Call Date, then, without any action being taken by the Holder, this Security will automatically be exchanged as follows. On the Call Date, the Company will pay to the Holder the Section 6(b) Amount. In determining the amounts specified in this paragraph and the prior


                    (Face of Security continued on next page) paragraph, the Outstanding Face Amount on the Section 6(b) Calculation Day will be deemed to exclude any portion thereof to be exchanged pursuant to section 4 on an Exchange Date that occurs on or after the Section 6(b) Calculation Day. In addition, if the Outstanding Face Amount on the Call Date (excluding any such portion to be otherwise exchanged) is lower than the Face Amount deemed to be Outstanding on the Section 6(b) Calculation Day, then the amount of cash to be paid on the Call Date pursuant to this section 6(b) will be proportionately reduced.

     If the Section 6(b) Amount does not exceed the sum specified in the prior paragraph, then this Security shall not be subject to an Automatic Exchange pursuant to this section 6(b) and the Company will redeem the Outstanding Face Amount on the Call Date as provided in section 5.

     If any portion of this Security is subject to an Automatic Exchange pursuant to this section 6(b), no interest will accrue or be payable on such portion in respect of the period from the Interest Payment Date prior to the Call Date to the Call Date. If the Company defaults on its obligation to make the payment due in respect of any portion of this Security in such an Automatic Exchange, interest shall accrue on such portion from the Call Date to the day such payment is made or made available and shall be payable on demand of the Holder.

     (c) Deferred Pricing. In determining the Section 6(a) Amount or the Section 6(b) Amount, the Calculation Agent shall follow the applicable provisions of clauses (i) and (ii) below. If the Calculation Agent is required pursuant to this section 6 to determine the closing level of the Basket on a particular day in order to determine the Section 6(a) Amount or the Section 6(b) Amount, then, for the purposes of this section 6(c), such day is called a "Pricing Date".

          (i) If a Market Disruption Event occurs or is continuing on a day that would otherwise be a Pricing Date, then the Calculation Agent will use, instead of the Closing Basket Level on such day, the Closing Basket Level on the first Business Day after such day on which no Market Disruption Event occurs or is continuing. Such first Business Day, however, shall not be later than the Determination Date, in the case

                   (Face of Security continued on next page) of an Automatic Exchange on the Stated Maturity Date, or later than the fifth Business Day after the Call Notice Date, in the case of an Automatic Exchange on the Call Date. Such first Business Day is herein called a "Deferred Pricing Date" and such latest Business Day on which a Deferred Pricing Date may occur is herein called the "Latest Possible Pricing Date". (The Pricing Date may occur on a Deferred Pricing Date and a Deferred Pricing Date may occur on the Latest Possible Pricing Date.)

          (ii) If a Market Disruption Event occurs or is continuing on a day that would otherwise be a Pricing Date and on each subsequent Business Day through and including the Latest Possible Pricing Date, the Calculation Agent will nevertheless determine the Closing Basket Level (and the Deferred Pricing Date will occur) on the Latest Possible Pricing Date. If the Calculation Agent determines that the Closing Basket Level is not available on the Latest Possible Pricing Date, either because of a Market Disruption Event or for any other reason, the Calculation Agent will determine the Closing Basket Level based on its assessment, made in its sole discretion, of the value of the Basket Stocks on the Latest Possible Pricing Date and will use this Closing Basket Level, as so determined, in determining the Section 6(a) Amount or the Section 6(b) Amount, as the case may be.

If a Call Notice is given and the Calculation Agent uses the Closing Basket Level (however determined as aforesaid) on a Deferred Pricing Date as provided in clause (i) or (ii) above, the Call Date shall be the later of (x) the fifth Business Day after such Deferred Pricing Date and (y) the original Call Date specified in the Call Notice. If the date described in clause (x) is later than the date in clause (y), the Call Date shall automatically be postponed to such later date, without notice to the Holder or any other Person and whether this Security is redeemed or an Automatic Exchange occurs on the Call Date. If a Call Notice is given, the Pricing Date will be the "Section 6(b) Calculation Day".

     7. Antidilution Adjustment.


                    (Face of Security continued on next page)

     The Calculation Agent shall adjust a Reference Amount of a Basket Stock as provided in this Security in respect of each event for which adjustment is required under sections 8 through 13 (and not in respect of any other event). (If more than one such event occurs, the Calculation Agent shall adjust the Reference Amount as so provided for each such event, sequentially, in the order in which such events occur, and on a cumulative basis.) The Reference Amount for each Basket Stock will be subject, independently and separately, to the adjustments described in Sections 8 through 13 with respect to the dilution events that affect that Basket Stock. With respect to any portion of this Security to be exchanged, including any portion subject to an Automatic Exchange, the Calculation Agent will make the required determinations and adjustments no later than the related Exchange Notice Date. Solely for this purpose, the Exchange Notice Date for an Automatic Exchange will be the Business Day for which the Closing Basket Level or other market value of the Basket is used to determine the amount of cash payable in such exchange.

     Notwithstanding any provision of this Security, if an event for which adjustment is required under sections 8 through 13 occurs, the Calculation Agent may make the adjustment and any related determinations and calculations in a manner that differs from that specified in this Security as necessary to achieve an equitable result. Upon written request by the Holder to the Calculation Agent, the Calculation Agent will provide the Holder with such information about adjustments made pursuant to this Security as such agent determines is appropriate.

     8. Stock Splits.


     If a Basket Stock is subject to a stock split, then at the opening of business on the first day on which the Basket Stock trades without the right to receive the stock split, the Calculation Agent will adjust the applicable Reference Amount to equal the sum of the Reference Amount in effect immediately prior to such adjustment plus the product of (i) the number of new shares issued in the stock split with respect to one share of the Basket Stock and (ii) the Reference Amount in effect immediately prior to such adjustment. The Reference Amount will not be adjusted, however, unless such first day occurs


                    (Face of Security continued on next page) after the Trade Date and on or before the relevant Exchange Notice Date.

     9. Reverse Stock Splits.

     If a Basket Stock is subject to a reverse stock split, then once the reverse stock split becomes effective, the Calculation Agent will adjust the applicable Reference Amount to equal the product of the Reference Amount in effect immediately prior to such adjustment and the quotient of (i) the number of shares of outstanding Basket Stock resulting from the reverse stock split divided by (ii) the number of shares of the Basket Stock outstanding immediately before the reverse stock split becomes effective. The Reference Amount will not be adjusted, however, unless the reverse stock split becomes effective after the Trade Date and on or before the relevant Exchange Notice Date.

     10. Stock Dividends.

     If a Basket Stock is subject to a stock dividend that is given ratably to all holders of the Basket Stock, then at the opening of business on the Ex-Dividend Date, the Calculation Agent will adjust the applicable Reference Amount to equal the Reference Amount in effect immediately prior to such adjustment plus the product of (i) the number of shares issued in the Basket Stock dividend with respect to one share of the Basket Stock and (ii) the Reference Amount in effect immediately prior to such adjustment. The Reference Amount will not be adjusted, however, unless such Ex-Dividend Date occurs after the Trade Date and on or before the relevant Exchange Notice Date.

     11. Other Dividends and Distributions.

     There will be no adjustments to a Reference Amount to reflect dividends or other distributions paid with respect to a Basket Stock other than (i) stock dividends as provided in section 10, (ii) dividends or other distributions constituting Spin-Off Events as provided in section 13, (iii) issuances of transferable rights or warrants as provided in section 12 and (iv) Extraordinary Dividends as provided in this section 11. A dividend or other distribution with respect to any Basket Stock will be deemed to be an "Extraordinary Dividend" if the per share value of such dividend or other distribution exceeds the per


                    (Face of Security continued on next page) share value of the immediately preceding dividend or distribution with respect to the Basket Stock, if any, that is not an Extraordinary Dividend by an amount equal to at least 10% of the Closing Price of the Basket Stock on the Business Day immediately preceding the Ex-Dividend Date for such Extraordinary Dividend. If an Extraordinary Dividend occurs with respect to a Basket Stock, the Calculation Agent will adjust the applicable Reference Amount to equal the product of (a) the Reference Amount in effect immediately prior to such adjustment and (b) a fraction, the numerator of which is the Closing Price of the Basket Stock on the Business Day immediately preceding the Ex-Dividend Date and the denominator of which is the amount by which such Closing Price exceeds the Extraordinary Dividend Amount. The "Extraordinary Dividend Amount" with respect to an Extraordinary Dividend for a Basket Stock will equal (1) in the case of cash dividends or other distributions that constitute regular quarterly dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding dividend or distribution with respect to the Basket Stock, if any, that is not an Extraordinary Dividend or (2) in the case of cash dividends or other distributions that do not constitute regular quarterly dividends, the amount per share of such Extraordinary Dividend. To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent. A distribution on a Basket Stock that constitutes a stock dividend, an issuance of transferable rights or warrants or a Spin-Off Event and also constitutes an Extraordinary Dividend will result only in an adjustment to a Reference Amount pursuant to section 10, 12 or 13, as applicable. A Reference Amount will not be adjusted pursuant to this section 11 unless the Ex-Dividend Date for the Extraordinary Dividend occurs after the Trade Date and on or before the relevant Exchange Notice Date.

     12. Transferable Rights and Warrants.


     If a Basket Stock Issuer issues transferable rights or warrants to all holders of the Basket Stock to subscribe for or purchase the Basket Stock at an exercise price per share less than the Closing Price of the Basket Stock on the Business Day immediately before the Ex-Dividend Date for such issuance, then the Calculation Agent will adjust the applicable Reference Amount by multiplying the


                    (Face of Security continued on next page)

Reference Amount in effect immediately prior to such adjustment by a fraction, the numerator of which is the number of shares of the Basket Stock outstanding at the close of business on the day before such Ex-Dividend Date plus the number of additional shares of the Basket Stock offered for subscription or purchase under such transferable rights or warrants, and the denominator of which is the number of shares of the Basket Stock outstanding at the close of business on the day before such Ex-Dividend Date plus the number of additional shares of the Basket Stock that the aggregate offering price of the total number of shares of Stock so offered for subscription or purchase would purchase at the Closing Price of the Basket Stock on the Business Day immediately before such Ex-Dividend Date, with such number of additional shares being determined by multiplying the total number of shares so offered by the exercise price of such transferable rights or warrants and dividing the resulting product by the Closing Price of the Basket Stock on the Business Day immediately before such Ex-Dividend Date. A Reference Amount will not be adjusted, however, unless such Ex-Dividend Date occurs after the Trade Date and on or before the relevant Exchange Notice Date.

     13. Reorganization Events.

     If (i) any reclassification or other change of a Basket Stock occurs, (ii) a Basket Stock Issuer has been subject to a merger, combination or consolidation and is not the surviving entity or it does survive but all the shares of the Basket Stock are exchanged for or converted into Distribution Property, (iii) any statutory share exchange involving the outstanding Basket Stock and the securities of another entity occurs (other than in a transaction described in clause (ii) above), (iv) a Basket Stock Issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity, (v) a Basket Stock Issuer issues to all holders of the Basket Stock equity securities of an issuer other than the Basket Stock Issuer (other than in a transaction described in clause (i), (ii), (iii) or (iv) above) (a "Spin-Off Event"), (vi) an entity other than a Basket Stock Issuer completes a tender or exchange offer for all the outstanding Basket Stock of a Basket Stock Issuer or
(vii) a Basket Stock Issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law (any such event in clauses (i) through


                    (Face of Security continued on next page)

(vii), a "Reorganization Event"), then the Calculation Agent will adjust the applicable Reference Amount so that it consists of the respective amounts of each type of Distribution Property deemed, for the purposes of this Security, to be distributed in such Reorganization Event in respect of the Reference Amount as in effect immediately prior to such adjustment, taken together.

     If the Calculation Agent determines that the Distribution Property so distributed consists of more than one type of property, the Calculation Agent will determine the respective amounts of such types that will comprise the adjusted Reference Amount so that the value of each such amount bears the same relationship to the total value of all such amounts as the value of the corresponding component type of Distribution Property so distributed bears to the total value of all Distribution Property so distributed. The Calculation Agent will determine the value of each component type of Distribution Property, using the Closing Price for any such type consisting of securities and such other method as it considers reasonable for any other type. If a holder of a Basket Stock may elect to receive different types or combinations of types of Distribution Property in the Reorganization Event, the Distribution Property will be deemed to include the types and amounts thereof distributed to a holder that makes no election. If a Reorganization Event occurs and as a result the Reference Amount is adjusted to consist of Distribution Property, the Calculation Agent will make further adjustments for subsequent events that affect such Distribution Property or any component type thereof, to the same extent that it would make adjustments if the Basket Stock were outstanding and were affected by the same kinds of events. Consequently, if the Holder exercises the Exchange Right or an Automatic Exchange occurs, the Holder will be entitled to receive, for each $1,000 of the Outstanding Face Amount of this Security being exchanged, a cash amount that is computed by the value of all components of the Reference Amount with respect to each Basket Stock as in effect on the relevant Exchange Notice Date, with each component having been adjusted on a sequential and cumulative basis for all events requiring adjustment on or before the relevant Exchange Notice Date.

     If the Exchange Right is exercised or an Automatic Exchange occurs, the Company will make a cash payment to the Holder based on the applicable Basket Closing Level pursuant


                    (Face of Security continued on next page) to section 4, 6(a) or 6(b) as long as each Reference Amount consists only of the corresponding Basket Stock. If a Reorganization Event occurs and a Reference Amount consists of property other than the corresponding Basket Stock, then the amount of cash the Company will pay -- for the portion of each $1,000 of the Outstanding Face Amount of this Security being exchanged that corresponds to such Reference Amount -- will equal the total value of the adjusted Reference Amount, as in effect on the relevant Exchange Notice Date. The Calculation Agent will determine the value of each component of the adjusted Reference Amount as provided in the prior paragraph.

     If at any time another Person becomes the successor to a Basket Stock Issuer, as determined by the Calculation Agent, such successor Person shall thereupon be deemed to be such Basket Stock Issuer for all purposes of this Security. If at any time a Reference Amount consists of Distribution Property, as determined by the Calculation Agent, then all references in this Security to the corresponding "Basket Stock" shall thereupon be deemed to mean such Distribution Property and all references in this Security to a "share of Basket Stock" shall thereupon be deemed to mean a comparable unit of each type of property comprising such Distribution Property, as determined by the Calculation Agent.

     Notwithstanding the foregoing, however, the Calculation Agent will not make any adjustment for a Reorganization Event unless the event becomes effective -- or, if the event is a Spin-Off Event, unless the Ex-Dividend Date for the Spin-Off Event occurs -- after the Trade Date and on or before the relevant Exchange Notice Date.

     14. Minimum Adjustments.


     Notwithstanding the foregoing, no adjustment will be required in respect of any event specified in sections 8 through 13 unless such adjustment would result in a change of at least 0.1% in the Exchange Rate. The Exchange Rate resulting from any adjustment shall be rounded up or down, as appropriate, to the nearest ten-thousandth, with five hundred-thousandths being rounded upward -- e.g.,
0.12344 will be rounded down to 0.1234 and 0.12345 will be rounded up to 0.1235.


                    (Face of Security continued on next page)

     15. Role of Calculation Agent.

     The Calculation Agent will be solely responsible for all determinations and calculations regarding the Closing Basket Level and the Closing Prices of the Basket Stocks; Antidilution Adjustments; Default Amount; whether a Market Disruption Event has occurred and whether, and if so the day to which, the Determination Date, Stated Maturity Date or any Exchange Notice Date, Exchange Date or Call Date is to be postponed; whether an Automatic Exchange is to occur on the Stated Maturity Date or any Call Date and as to the Section 6(a) Amount or Section 6(b) Amount, including the relevant Pricing Date and the closing level of the Basket on the Pricing Date and any alternative level to be used in making this determination; as to the Exchange Rate and the amounts of cash payable in exchange for this Security on the Stated Maturity Date or any Exchange Date or Call Date; and all such other matters as may be specified elsewhere herein as matters to be determined by the Calculation Agent. The Calculation Agent shall make all such determinations and calculations in its sole discretion, and absent manifest error all determinations and calculations made by the Calculation Agent shall be final and binding on the Company, the Holder and all other Persons having an interest in this Security, without liability on the part of the Calculation Agent.

     The Company shall take such action as shall be necessary to ensure that there is at all relevant times a financial institution serving as the Calculation Agent hereunder. The Company may, in its sole discretion at any time and from time to time, upon written notice to the Trustee, but without notice to the Holder of this Security, terminate the appointment of any Person serving as the Calculation Agent and appoint another Person (including any Affiliate of the Company) to serve as such agent. Insofar as this Security provides for the Calculation Agent to obtain the Closing Prices of the Basket Stocks or other information from any institution or other source, the Calculation Agent may do so from any source or sources of the kind contemplated or otherwise permitted hereby notwithstanding that any one or more of such sources are such agent, Affiliates of such agent or Affiliates of the Company.


                    (Face of Security continued on next page)

     16. Payment.

     Payment of any amount payable on this Security in cash will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of cash on this Security will be made to an account designated by the Holder (in writing to the Company and the Trustee on or before the Determination Date) and acceptable to the Company or, if no such account is designated and acceptable as aforesaid, at the office or agency of the Company maintained for that purpose in The City of New York; provided, however, that, at the option of the Company, payment of any interest may be made by check mailed to the address of the Holder as such address shall appear in the Security Register; and provided, further, that payment at Maturity shall be made only upon surrender of this Security at such office or agency (unless the Company waives surrender). Notwithstanding the foregoing, if this Security is a Global Security, any payment may be made pursuant to the Applicable Procedures of the Depositary as permitted in said Indenture.

     17. Holidays.

     Notwithstanding any provision of this Security or of the Indenture, if any payment of principal or interest would otherwise be due on this Security on a day (the "Specified Day") that is not a Business Day, such payment may be made (or such principal or interest may be made available for payment) on the next succeeding Business Day with the same force and effect as if such payment were made on the Specified Day. The provisions of this section shall apply to this Security in lieu of the provisions of Section 113 of the Indenture.

     18. Reverse of this Security.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     19. Certificate of Authentication.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse

                    (Face of Security continued on next page) hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.



                    (Face of Security continued on next page)

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: December 12, 2000


                                              THE GOLDMAN SACHS GROUP, INC.


                                              By____________________________
                                                 Name:
                                                 Title:

Dated: December 12, 2000


     This is one of the Securities of the series designated herein and referred to in the Indenture.



                                              THE BANK OF NEW YORK,
                                               as Trustee

                                              By____________________________
                                                   Authorized Signatory

                              (Reverse of Security)
                                     Reverse

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") issued and to be issued in one or more series under an Indenture, dated as of May 19, 1999 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture may conflict with the provisions set forth on the face of this Security, the latter shall control for purposes of this Security.

     This Security is one of the series designated on the face hereof, limited to an aggregate initial offering price not to exceed $25,000,000,000 (or the equivalent thereof in any other currency or currencies or currency units), which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities of this series. References herein to "this series" mean the series designated on the face hereof.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (considered together as one class for this purpose). The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected under the Indenture (considered together as one class for this purpose), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in


                  (Reverse of Security continued on next page) principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture and, with respect to this Security, on the face hereof.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any interest hereon on or after the respective due dates expressed herein.


                  (Reverse of Security continued on next page)

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any interest on this Security as herein provided.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing. Thereupon one or more new Securities of this series and of like tenor, of Authorized Denominations and for the same aggregate Face Amount, will be issued to the designated transferee or transferees.

     This Security, and any other Securities of this series and of like tenor, are issuable only in registered form without coupons in Authorized Denominations. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different Authorized Denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     THIS SECURITY AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.